Exhibit 99.J

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 29, 2018, relating to the financial statements and financial highlights of EMQQ The Emerging Markets Internet & Ecommerce ETF, a series of Exchange Traded Concepts Trust, for the year ended August 31, 2018, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

Cleveland, Ohio

December 18, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 29, 2018, relating to the financial statements and financial highlights of Bernstein U.S. Research Fund and Bernstein Global Research Fund, each a series of Exchange Traded Concepts Trust, for the period October 16, 2017 (commencement of operations) through August 31, 2018, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

Cleveland, Ohio

December 18, 2018